Exhibit 99.1

Perspective Therapeutics Enters into Strategic Agreements with Lantheus Including Equity Investment, Co-Development Options, and Expansion of Manufacturing Capability

-	Lantheus will have the option to negotiate an exclusive license to Perspective Therapeutics’ Pb212-VMT-α-NET
-	Lantheus will have the option to co-fund and negotiate an exclusive license for certain early-stage therapeutic candidates targeting prostate cancer using Perspective’s lead platform technology
-	Lantheus agrees to invest up to approximately $33 million in Perspective Therapeutics equity subject to Perspective Therapeutics’ completion of a qualifying third-party financing transaction
-	Perspective Therapeutics agrees to acquire radiopharmaceutical manufacturing facility in Somerset, New Jersey

SEATTLE – January 9, 2024 – Perspective Therapeutics, Inc. (NYSE AMERICAN: CATX), today announced it entered into strategic agreements with Lantheus Holdings, Inc., the leading radiopharmaceutical-focused company, and its affiliates (Lantheus) (NASDAQ: LNTH). For an upfront payment of $28 million in cash, Lantheus will obtain an exclusive option to negotiate for an exclusive license to Perspective’s [212Pb]VMT-α-NET, a clinical stage alpha therapy developed for the treatment of neuroendocrine tumors, and a right to co-fund the IND-enabling studies for early-stage therapeutic candidates targeting prostate-specific membrane antigen (PSMA) and gastrin releasing peptide receptor (GRPR) and, prior to IND filing, a right to negotiate for an exclusive license to such candidates. Lantheus has also agreed to purchase an equity stake of up to 19.9% (56,342,355) shares of Perspective's outstanding shares of common stock for up to approximately $33 million, subject to completion of a qualified third-party financing transaction and certain other closing conditions. Additionally, Perspective has agreed to acquire the assets and associated lease of Lantheus’ radiopharmaceutical manufacturing facility in Somerset, New Jersey for an undisclosed price.

Thijs Spoor, Chief Executive Officer of Perspective, stated, "At Perspective Therapeutics, our goal is to leverage the best isotopes and provide effective therapeutic choices for patients with difficult-to-treat cancers. We stand at the forefront of innovation in precision oncology, particularly in the development of lead-based alpha therapies and complementary diagnostic imaging agents. With the strategic acquisition of the Somerset radiopharmaceutical manufacturing facility, we will strengthen our operational capabilities by expanding our in-house manufacturing footprint that allows us to advance our leading portfolio of radiotherapies.”

“This collaboration with Lantheus, a leader in the radiopharmaceutical space, marks a significant milestone in bringing Perspective’s targeted alpha therapies to additional cancer indications, getting us closer to more effective and targeted interventions against cancer,” continued Mr. Spoor.

“We are excited to partner with Perspective, which has developed a best-in-class alpha therapy platform for lead-based radiotherapies, and we are particularly encouraged by the early data from VMT-⍺-NET,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “In addition to Perspective's theranostic approach, their alpha therapies leverage lead-based radioisotopes which potentially improve efficacy and minimize toxicity. This option agreement potentially enables Lantheus to expand our pipeline with a de-risked alpha particle therapy developed by some of the industries foremost radiopharmaceutical experts.”

Under the terms of the option agreement, Lantheus also has a right of first offer and last look protections for any third party merger and acquisition transactions involving Perspective for a twelve-month period. The closing of Perspective’s acquisition of the Somerset facility and related assets is subject to customary closing conditions, including regulatory approval. The closing of Lantheus’ investment in Perspective is subject to the closing of Perspective’s next qualifying third party equity financing totaling at least $50 million (excluding Lantheus’ equity investment) and other customary closing conditions and will be consummated substantially concurrently with the closing of Perspective’s next third party equity financing. The purchase price per share is also subject to adjustment based on such third party qualifying equity financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Perspective, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About VMT-α-NET

VMT-α-NET is a clinical stage targeted alpha particle therapy (TAT) radiopharmaceutical being developed for the treatment and diagnosis of somatostatin receptor subtype 2 (SSTR2) expressing neuroendocrine tumors, which are a rare and difficult-to-treat type of cancer. VMT-α-NET incorporates Perspective Therapeutics' proprietary lead-specific chelator (PSC) to bind 203Pb for SPECT imaging, and 212Pb for alpha particle therapy.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope Lead-212 to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions in the United States. The Company has also developed a proprietary Lead-212 generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

About Lantheus

Lantheus is a leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things: statements relating to the satisfaction of the conditions to and consummation of the proposed transactions; the expected timing of the consummation of the proposed transactions; the Company’s expectation that, with the acquisition of the radiopharmaceutical manufacturing facility, its operational capabilities will be strengthened; the Company’s expectation that its collaboration with Lantheus will bring it closer to more effective and targeted interventions against cancer; the belief that the Company’s lead-based radioisotopes potentially improve efficacy and minimize toxicity; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments; the Company's clinical development plans and the expected timing thereof; the potential functionality, capabilities, and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; the Company's expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the risk that the conditions to the closing of the proposed transaction are not satisfied; uncertainties as to the timing of the consummation of the proposed transactions; the Company’s and Lantheus’s respective businesses; the Company’s ability to complete the third party qualified financing; the pricing of the financing; the Company's ability to continue as a going concern; the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Transition Report on Form 10-KT and the Company's most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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